UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As previously disclosed, Osiris Therapeutics, Inc. (the “Company”) participated in a hearing before a NASDAQ Hearings Panel (the “Hearings Panel”) on November 10, 2015 in connection with the Company’s late filings and the Company’s anticipated financial restatement relating to prior periods.  At the hearing, the Company requested that the Hearings Panel grant the Company additional time to file its delinquent reports with the Securities and Exchange Commission (the “SEC”) and regain compliance with NASDAQ’s continued listing requirements.

On December 1, 2016, the Company received a decision letter from NASDAQ’s Office of General Counsel stating that the Hearings Panel has granted the Company’s request and, accordingly, the Company’s common stock will continue to trade on the NASDAQ Stock Market provided that the Company becomes current in its periodic filings with the SEC on or before March 10, 2017.  The letter stated that March 10, 2017 represents the full extent of the Hearing Panel’s discretion to grant continued listing while the Company is non-compliant.

On December 2, 2016, the Company issued a press release regarding the foregoing matters.  A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release, dated December 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: December 2, 2016

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 2, 2016

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